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                                                                    Exhibit 99.5
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PROXY

                         RATIONAL SOFTWARE CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                        , 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Rational Software Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Prospectus/Joint Proxy Statement, each dated      , 1997, and
hereby appoints Paul D. Levy and Robert T. Bond, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Special Meeting of Stockholders of Rational
Software Corporation to be held on       , 1997, and at any adjournments
thereof, upon the proposals set forth on this form of proxy and described in the Prospectus/Joint Proxy Statement, and in their discretion with respect to such other matters as may be brought before the meeting or any adjournments thereof.

                (Continued and to be signed on the other side)

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(1) Proposal to reserve and issue shares of the Common Stock, par value $0.01 per share, of Rational Software Corporation ("Rational") to the stockholders of SQA, Inc. ("SQA") pursuant to an Agreement and Plan of Reorganization, dated November 12, 1996 (the "Agreement"), among Rational, SQA and Sunshine Acquisition Corp., a wholly owned subsidiary of Rational ("Merger Sub"), providing, among other things, (i) for the merger of Merger Sub with and into SQA, resulting in SQA becoming a wholly owned subsidiary of Rational (the "Merger"), (ii) for the conversion of outstanding shares of Common Stock, par value $0.01 per share, of SQA ("SQA Common Stock") into the right to receive 0.86 (the "Exchange Ratio") shares of Rational Common Stock, and
    (iii) that each outstanding option or right to purchase SQA Common Stock under the SQA stock option plans, the SQA stock purchase plan and outstanding warrants will be assumed by Rational and will become an option or right to purchase Combined Company Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio.

(2) The adoption of the Rational 1997 Stock Option Plan, including the reservation thereunder of 1,000,000 shares of Rational Common Stock, plus all shares of Rational Common Stock reserved for issuance under pre-existing Rational option plans (exclusive of the Stock Option Plan for Directors) for which there are not options to purchase outstanding at the time of the vote hereon.

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example   [X]

FOR                                AGAINST                           ABSTAIN

[_]                                  [_]                               [_]


THIS PROXY WILL BE VOTED AS DIRECTOR OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

Signature(s) _______________________________________________    Date __________
(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign).

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